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                                                                   EXHIBIT 10.49

                   THIRD AMENDED AND RESTATED PROMISSORY NOTE
                                  VARIABLE RATE

$55,000,000.00                                                 DECEMBER 13, 2006

FOR VALUE RECEIVED, SYNTAX-BRILLIAN CORPORATION, a Delaware corporation, SYNTAX GROUPS CORPORATION, a California corporation and SYNTAX CORPORATION, a Nevada corporation (individually and collectively, "Borrower"), jointly and severally promise to pay to PREFERRED BANK, a California banking corporation ("Lender"), or its order, at its office located at 601 South Figueroa Street, 20th Floor, Los Angeles, California 90017, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Fifty Five Million and 00/100 Dollars ($55,000,000.00), or so much thereof as shall have been advanced and is outstanding, together with interest on the outstanding principal balance, until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Amended and Restated Promissory Note Variable Rate (this "Note"). This Note supersedes and fully amends and restates (i) that certain Promissory Note Variable Rate executed by the Borrower on or about September 28, 2005, (ii) that certain Amended and Restated Promissory Note Variable Rate executed by the Borrower and dated as of January 31, 2006, and (iii) that certain Second Amended and Restated Promissory
Note Variable Rate executed by the Borrower and dated as of October 17, 2006.

LOAN AGREEMENT. This Note (i) is a "Note" as defined in that certain Amended and Restated Business Loan and Security Agreement dated as of December 13, 2006, as amended (the "Loan Agreement") entered into by and between Borrower and Lender, as it may be amended from time to time, (ii) represents and evidences all Advances made under the Loan Agreement, and (iii) is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail.

INTEREST RATE. Interest on the outstanding principal balance of this Note shall be computed and calculated based upon a three hundred sixty (360)-day year and actual days elapsed and shall accrue at the per annum rate (the "Note Rate") of one-half of one percent (0.5%) over the Prime Rate, as the rate may change from time to time. "Prime Rate" shall mean the variable rate of interest per annum announced, declared and/or published from time to time by Lender as its "Prime Rate" with the understanding that Lender's "Prime Rate" is one of its base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Lender's base rates. If the Prime Rate becomes unavailable during the term of this Note, Lender may designate a comparable substitute index after notice to Borrower.

PAYMENTS. Interest shall be due and payable monthly, in arrears, based upon the actual number of days elapsed for that monthly period, commencing on January 5, 2007,


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and shall continue to be due and payable, in arrears, on the same day of each calendar month thereafter until the Maturity Date (as hereinafter defined).

On the Facility Reduction Date, such principal amount, if any, required to be prepaid pursuant to Section 2.1(h) of the Loan Agreement shall be due and payable.

Upon the Maturity Date, the entire unpaid obligation outstanding under this Note, the Loan Agreement, and any other Loan Documents shall become due and payable in full.

All payments due hereunder, including payments of principal and interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.

APPLICATION OF PAYMENTS. All payments received by Lender from, or for the account of, Borrower due hereunder shall be applied by Lender, in its sole and absolute discretion, in the following manner, or in any other order or manner as Lender chooses:

          a.   First. To pay any and all interest due, owing and accrued;

          b. Second. To pay any and all costs, advances, expenses or fees due, owing and payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Loan Agreement, and the other Loan Documents; and

          c.   Third. To pay the outstanding principal balance on this Note.

All records of payments received by Lender shall be maintained at Lender's office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of Borrower under this Note.

MATURITY DATE. On December 5, 2007 ("Maturity Date"), the entire unpaid principal balance, and all unpaid accrued interest thereon, shall be due and payable without demand or notice. In the event that Borrower does not pay this
Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as hereinafter defined).

UNPAID EXPENSES. Expenses that are not received by Lender within ten (10) calendar days from the date such expenses become due, shall, at the sole discretion of Lender, be added to the principal balance and shall from the date due bear interest at the Default Rate.

HOLIDAY. Whenever any payment to be made under this Note shall be due on a day other than a Business Day, including Saturdays, Sundays and legal holidays generally recognized by banks doing business in California, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension


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of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

NO OFFSETS OR DEDUCTIONS. All payments under this Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, present or future taxes, present or future reserves, imposts or duties of any kind or nature, that are imposed or levied by or on behalf of any government or taxing agency, body or authority by or for any municipality, state or country. If at any time, present or future, Lender shall be compelled, by any Law, rule, regulation or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties, to act such that it causes or results in a decrease, reduction or deduction (as described above) in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment or required withholding, shall not be reduced in any manner whatsoever.

DEFAULT. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter "Default"):

          (i) Lender does not receive a payment in the amount and within the applicable cure period, if any, when due, as set forth herein or in the Loan Agreement; or

          (ii) There shall be an Event of Default under the Loan Agreement; or

          (iii) There shall be a default under any of the other Loan Documents.

          Upon the occurrence of a Default hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and payments due hereunder, immediately due and payable, without notice or demand.

DEFAULT RATE. From and after the occurrence of any Default in this Note whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note shall bear interest at a per annum rate ("Default Rate") equal to five percent (5%) over the Note Rate.

PREPAYMENT. The principal amount of this Note may be prepaid in whole or in part; provided, however, that written notice of prepayment is received by Lender concurrently therewith. Any such prepayment shall not result in a reamortization, deferral, postponement, suspension, or waiver of any and all principal or other payments due under this Note.

LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this
Note is not received by Lender within ten (10) days after the same becomes due and payable,


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Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of the use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with interest accruing on the entire principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any of the Loan Documents, or to declare a default hereunder or under any of the Loan Documents.

COSTS AND EXPENSES. Borrower hereby agrees to pay any and all costs or expenses paid or incurred by Lender by reason of, as a result of, or in connection with the enforcement of this Note, or any other Loan Documents, including, but not limited to, any and all reasonable attorney's fees and related costs when such costs or expenses are paid or incurred in connection with the enforcement of this Note and the other Loan Documents, or any of them, the protection or preservation of the collateral or security for this Note, or any other rights, remedies or interests of Lender, whether or not suit is filed. Borrower's agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in or in connection with any bankruptcy proceeding, in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom, and in connection with the monitoring of any bankruptcy proceeding and its effect on Lender's rights and claims for recovery of the amounts due hereunder, any proceeding concerning relief from the automatic stay, use of cash collateral, proofs of claim, approval of a disclosure statement or confirmation of, or objections to confirmation of, any plan of reorganization. All such costs and expenses are due and payable to Lender by Borrower within ten (10) Business Days following demand.

WAIVERS. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission or


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failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy of Lender.

MAXIMUM LEGAL RATE. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any portion of all prior interest payments in excess of such maximum rate shall be applied, or shall retroactively be deemed to have been payments made, in reduction of the principal balance, as the case may be.

AMENDMENT; GOVERNING LAW. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the Laws of the State of California.

AUTHORITY. Borrower, and each person executing this Note on Borrower's behalf, hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In the event that this
Note is executed by more than one person or entity, the liability hereunder shall be joint and several. Any married person who is obligated on this Note, directly or indirectly, agrees that recourse may be had to such person's separate property in addition to any and all community property of such person.

                           [Signature page to follow.]


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     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

"Borrower"

SYNTAX-BRILLIAN CORPORATION,
a Delaware corporation


By: /s/ Wayne A. Pratt
    ---------------------------------
Name: Wayne A. Pratt
Title: C.F.O.


SYNTAX GROUPS CORPORATION,
a California corporation


By: /s/ Thomas Chow
    ---------------------------------
Name: Thomas Chow
Title: C.P.O.


SYNTAX CORPORATION,
a Nevada corporation


By: /s/ Thomas Chow
    ---------------------------------
Name: Thomas Chow
Title: C.P.O.


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